Exhibit 24

KEYCORP

POWER OF ATTORNEY

The undersigned, an officer or director, or both an officer and director, of KeyCorp, an Ohio corporation, which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Annual Report”), hereby constitutes and appoints Paul N. Harris, Michelle L. Potter, and Frank P. Esposito, Jr. and each of them, as attorney for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, to sign and file the Annual Report and exhibits thereto, and any and all amendments thereto, with full power and authority to do and perform any and all acts and things requisite and necessary to be done, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of February 26, 2013.

/s/ Beth E. Mooney	/s/ Jeffrey B. Weeden
Beth E. Mooney Chairman, Chief Executive Officer, and Director	Jeffrey B. Weeden Chief Financial Officer
(Principal Executive Officer)

/s/ Robert L. Morris	/s/ Edward P. Campbell
Robert L. Morris Chief Accounting Officer (Principal Accounting	Edward P. Campbell, Director
Officer)

/s/ Joseph A. Carrabba	/s/ Charles P. Cooley
Joseph A. Carrabba, Director	Charles P. Cooley, Director

/s/ Alexander M. Cutler	/s/ H. James Dallas
Alexander M. Cutler, Director	H. James Dallas, Director

/s/ Elizabeth R. Gile	/s/ Ruth Ann M. Gillis
Elizabeth R. Gile, Director	Ruth Ann M. Gillis, Director

/s/ William G. Gisel, Jr.	/s/ Richard J. Hipple
William G. Gisel, Jr., Director	Richard J. Hipple, Director

/s/ Kristen L. Manos	/s/ Bill R. Sanford
Kristen L. Manos, Director	Bill R. Sanford, Director

/s/ Barbara R. Snyder	/s/ Thomas C. Stevens
Barbara R. Snyder, Director	Thomas C. Stevens, Director